CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Legal Opinions and Experts” and “Experts” and to the use of our report dated March 18, 2010, in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Nuveen Build America Bond Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-164974).

/s/ ERNST & YOUNG LLP

Chicago, Illinois

April 26, 2010